Silberstein Unga, PLLC CPAs and Business Advisors
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586


May 4, 2015


                       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Innovative Product Opportunities, Inc.
Toronto, Ontario, Canada


To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to incorporation by reference in the Form S-8, Registration Report under the Securities Act of 1933, filed by Innovative Product Opportunities, Inc. of our report dated April 12, 2014, relating to the financial statements of Innovative Product Opportunities, Inc. as of and for the year ending December 31, 2013.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC